Exhibit (j) under Form N-1A

                                               Exhibit (23) under 601/Reg. S-K









           Consent of Independent Registered Public Accounting Firm




We consent to the references to our firm under the caption "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 32 to the Registration Statement (Form N-1A, No. 2-98491) of Federated Adjustable Rate Securities Fund, and to the incorporation by reference of our report dated October 10, 2005 on Federated Adjustable Rate Securities Fund included in the Annual Report to Shareholders for the fiscal year ended August 31, 2005.






ERNST & YOUNG LLP





Boston, Massachusetts

October 25, 2005